UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2014

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 N. Rogers Road, Olathe, Kansas 66062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 764-1045

N/A
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2014, Hooper Holmes, Inc. (the “Company”) entered into the Second Amendment to the Loan and Security Agreement (the “Second Amendment”) with ACF FinCo I LP (“ACF”), the assignee of Keltic Financial Partners II, LP (“Keltic”). The Second Amendment amends the terms and conditions of that certain Loan and Security Agreement, dated as of February 28, 2013, and amended by that certain First Amendment to Loan and Security Agreement, dated as of March 28, 2013, by and between the Company and Keltic (as amended, restated, supplemented and otherwise modified from time to time, the “Loan and Security Agreement”). The Company has had no borrowings outstanding on the Loan and Security Agreement since October 2013. The following summarizes certain terms of the Second Amendment:

Under the Second Amendment, the negative covenant in the Loan and Security Agreement regarding the Company’s EBITDA has been amended and restated in its entirety to provide that the Company covenants and agrees that EBITDA, as of and for each twelve (12) consecutive calendar month period ending on the last day of each Fiscal Quarter, commencing with the fiscal quarter ending March 31, 2015, shall not be less than $100,000.

Additionally, pursuant to the Second Amendment, certain definitions in the Definition Schedule have been amended, including, as follows: (a) “Borrowing Base” has been amended to include an amount not to exceed the least of (i) fifty percent (50%) of the aggregate amount of “Unbilled Eligible Receivables" at the time of calculation, (ii) $2,500,000 and (iii) fifty percent (50%) of the Borrowing Base as most recently previously calculated; (b) “EBITDA” will (i) be calculated using the Company’s net income, and (ii) include any gains or losses resulting from the sale of any owned real estate or from the sale of all or substantially all of the assets constituting the Company’s “Hooper Holmes Services” or “Heritage Labs” businesses; and (c) “Eligible Receivable” excludes “Unbilled Receivables” and the amounts in excess of fifty percent (50%) of the total amount of all “Eligible Receivables” attributable to the “Eligible Receivables” of “Identified Account Debtors,” as defined. The Second Amendment also adds the definitions of “Identified Account Debtor,” “Unbilled Eligible Receivable” and “Unbilled Receivable.”

Pursuant to the Second Amendment, Section 6 of the Borrowing Base Certificate to be delivered under the Loan and Security Agreement, which is attached as Schedule 1 to the Second Amendment, has been amended and restated to reflect the changes to the definition of “Eligible Receivable.”

The Second Amendment also contains other customary representations, warranties, terms and conditions.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, including Schedule 1 to such amendment, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of the Current Report on Form 8-K filed by the Company on March 6, 2013 and Exhibits 10.1, 10.2, 10.3 and 10.4 attached thereto are incorporated by reference into this Item 2.03.

The information provided in Item 1.01 of the Current Report on Form 8-K filed by the Company on March 29, 2013 and Exhibits 10.1 and 10.2 attached thereto are incorporated by reference into this Item 2.03.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Loan and Security Agreement, dated July 9, 2014, between ACF, as assignee of Keltic, and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014	HOOPER HOLMES, INC.

	By:	/s/ Tom Collins
Tom Collins
Senior Vice President and Chief Financial Officer